Exhibit (a)(1)(c)

Notice of Guaranteed Delivery for
Tender of Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of
International Rectifier Corporation
to
IR Acquisition Corp.,
a wholly owned subsidiary of
Vishay Intertechnology, Inc.
(Not to be Used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 27, 2008, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates evidencing shares of common stock, par value $1.00 per share, including the associated preferred stock purchase rights (the “Shares”), of International Rectifier Corporation, a Delaware corporation (the “Company”) are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach BNY Mellon Shareowner Services (the “Depositary”) on or prior to the Expiration Date (as defined in the Offer to Purchase, dated September 29, 2008 (the “Offer to Purchase”)). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mail to the Depositary. See “The Offer — Procedure for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

The Bank of New York

By Mail:	By Overnight Courier:	By Hand:
BNY Mellon Shareowner Services Attn: Corporate Actions Dept. P.O. Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor 480 Washington Blvd. Jersey City, NJ 07310	BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor 480 Washington Blvd. Jersey City, NJ 07310

By Facsimile Transmission (For Eligible Institutions Only): +1 201 680-4626

To Confirm Facsimile Only: +1 201 680 4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

The undersigned hereby tenders to IR Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Vishay Intertechnology, Inc., a Delaware corporation (“Vishay”), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedure set forth in “The Offer — Procedure for Tendering Shares” of the Offer to Purchase.

Number of Shares tendered	Name(s) (Please Print) of Record Holder(s)

Share Certificate Numbers (if available)	Address(es)

(Zip Code)

(Area Code and Telephone Number)

☐ Check here if Shares will be tendered by book-entry transfer	Signature

Account Number	Date

The Guarantee Below Must Be Completed

Guarantee
(Not To Be Used For Signature Guarantees)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc. or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) delivery to the Depositary of the Shares tendered hereby, in proper form of transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents within three business days of the date hereof.
(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone Number)

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEE DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

Dated: